Rose, Snyder & Jacobs LLP
ACCOUNTANTS & ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (Nos. 333-164039 and 333-161344), Forms S-3 (Nos. 333-268665, 333-228598, 333-214315, 333-214311, 333-213484, 333-202737, 333-191922, 333-188718, 333-178532, 333-178073, 333-178072, 333-144109, 333-137329, 333-132310, 333-124065, and 333-113065), and Forms S-8 (Nos. 333-270779, 333-261847, 333-256255, 333-238616, 333-230621, 333-223836, 333-210117, 333-202741, 333-198920, 333-194596, 333-190970, 333-180692, 333-170252, 333-136225, 333-124066, and 333-120072) of Arrowhead Pharmaceuticals, Inc. of our report dated November 29, 2023, with respect to the consolidated balance sheet of Arrowhead Pharmaceuticals, Inc. and Subsidiaries as of September 30, 2023, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 2023, which appears in the September 30, 2024 annual report on Form 10-K of Arrowhead Pharmaceuticals, Inc.

Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

November 26, 2024

15821 Ventura Boulevard, Suite 490, Encino, California 91436
Phone: (818) 461-0600 • Fax: (818) 461-0610

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